Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2024 relating to the financial statements of Roblox Corporation and the effectiveness of Roblox Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Roblox Corporation for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 21, 2024